NATIONAL CITY CORPORATION                                             EXHIBIT 12
Computation of Ratio of Earnings to Fixed Charges
(Unaudited)


                                                 Three Months Ended                                     Year Ended December 31
                                           -------------------------------- --------------------------------------------------
(Dollars in Thousands)                          2001            2000             2000            1999            1998
------------------------------------------ -------------------------------- --------------------------------------------------

COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS:

Income before income tax expense                 $ 569,593       $ 485,936      $ 1,971,892     $ 2,148,613     $ 1,647,277
Interest on non-deposit interest
  bearing liabilities                              382,461         403,624        1,671,187       1,277,054         998,753
Portion of rental expense deemed
  representative of interest                         8,527           8,741           34,825          30,567          30,397
                                           -------------------------------- --------------------------------------------------
Total income for computation
  excluding interest on deposits                   960,581         898,301        3,677,904       3,456,234       2,676,427

Interest on deposits                               506,058         443,939        1,937,034       1,635,533       1,846,276
                                           -------------------------------- --------------------------------------------------
Total income for computation
  including interest on deposits               $ 1,466,639     $ 1,342,240      $ 5,614,938     $ 5,091,767     $ 4,522,703
                                           ================================ ==================================================

Fixed charges excluding interest
  on deposits                                    $ 390,988       $ 412,365      $ 1,706,012     $ 1,307,621     $ 1,029,150
                                           ================================ ==================================================
Fixed charges including interest
  on deposits                                    $ 897,046       $ 856,304      $ 3,643,046     $ 2,943,154     $ 2,875,426
                                           ================================ ==================================================

Ratio excluding interest on
  deposits                                           2.46x           2.18x            2.16x           2.64x           2.60x
Ratio including interest on
  deposits                                           1.63x           1.57x            1.54x           1.73x           1.57x

COMPUTATION INCLUDING PREFERRED STOCK DIVIDENDS:

Total income for computation
  excluding interest on deposits                 $ 960,581       $ 898,301      $ 3,677,904     $ 3,456,234     $ 2,676,427
                                           ================================ ==================================================
Total income for computation
  including interest on deposits               $ 1,466,639     $ 1,342,240      $ 5,614,938     $ 5,091,767     $ 4,522,703
                                           ================================ ==================================================

Fixed charges excluding interest
  on deposits and dividends on
  preferred stock                                $ 390,988       $ 412,365      $ 1,706,012     $ 1,307,621     $ 1,029,150
Pre-tax preferred stock dividends                      692             692            2,065           2,691           3,357
                                           -------------------------------- --------------------------------------------------
Fixed charges including preferred
  stock dividends, excluding
  interest on deposits                             391,680         413,057        1,708,077       1,310,312       1,032,507

Interest on deposits                               506,058         443,939        1,937,034       1,635,533       1,846,276
                                           -------------------------------- --------------------------------------------------
Fixed charges including interest
  on deposits and dividends on
  preferred stock                                $ 897,738       $ 856,996      $ 3,645,111     $ 2,945,845     $ 2,878,783
                                           ================================ ==================================================

Ratio excluding interest on
  deposits                                           2.45x           2.17x            2.15x           2.64x           2.59x
Ratio including interest on
  deposits                                           1.63x           1.57x            1.54x           1.73x           1.57x

COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                           $ 506,058       $ 443,939      $ 1,937,034     $ 1,635,533     $ 1,846,276
  Interest on non-deposit interest
    bearing liabilities                            382,461         403,624        1,671,187       1,277,054         998,753
                                           -------------------------------- --------------------------------------------------
    Total interest charges                       $ 888,519       $ 847,563      $ 3,608,221     $ 2,912,587     $ 2,845,029
                                           ================================ ==================================================

Rental Expense:
  Building rental expense                         $ 25,840        $ 26,489        $ 105,529        $ 92,626        $ 92,112
  Portion of rental expense deemed
    representative of interest                       8,527           8,741           34,825          30,567          30,397

Preferred Stock Charge:
  Preferred stock dividends                            450             450            1,342           1,749           2,182
  Pre-tax preferred dividends                          692             692            2,065           2,691           3,357




NATIONAL CITY CORPORATION                                             EXHIBIT 12
Computation of Ratio of Earnings to Fixed Charges
(Unaudited)


                                               Year Ended December 31
                                          -------------------------------
(Dollars in Thousands)                        1997            1996
-------------------------------------------------------------------------

COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS

Income before income tax expense             $ 1,640,033     $ 1,441,787
Interest on non-deposit interest
  bearing liabilities                            738,923         611,741
Portion of rental expense deemed
  representative of interest                      27,597          25,053
                                          -------------------------------
Total income for computation
  excluding interest on deposits               2,406,553       2,078,581

Interest on deposits                           1,813,251       1,862,084
                                          -------------------------------
Total income for computation
  including interest on deposits             $ 4,219,804     $ 3,940,665
                                          ===============================

Fixed charges excluding interest
  on deposits                                  $ 766,520       $ 636,794
                                          ===============================
Fixed charges including interest
  on deposits                                $ 2,579,771     $ 2,498,878
                                          ===============================

Ratio excluding interest on
  deposits                                         3.14x           3.26x
Ratio including interest on
  deposits                                         1.64x           1.58x

COMPUTATION INCLUDING PREFERRED STOCK DIVIDENDS

Total income for computation
  excluding interest on deposits             $ 2,406,553     $ 2,078,581
                                          ===============================
Total income for computation
  including interest on deposits             $ 4,219,804     $ 3,940,665
                                          ===============================

Fixed charges excluding interest
  on deposits and dividends on
  preferred stock                              $ 766,520       $ 636,794
Pre-tax preferred stock dividends                      -           6,197
                                          -------------------------------
Fixed charges including preferred
  stock dividends, excluding
  interest on deposits                           766,520         642,991

Interest on deposits                           1,813,251       1,862,084
                                          -------------------------------
Fixed charges including interest
  on deposits and dividends on
  preferred stock                            $ 2,579,771     $ 2,505,075
                                          ===============================

Ratio excluding interest on
  deposits                                         3.14x           3.23x
Ratio including interest on
  deposits                                         1.64x           1.57x

COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                       $ 1,813,251     $ 1,862,084
  Interest on non-deposit interest
    bearing liabilities                          738,923         611,741
                                          -------------------------------
    Total interest charges                   $ 2,552,174     $ 2,473,825
                                          ===============================

Rental Expense:
  Building rental expense                       $ 83,627        $ 75,918
  Portion of rental expense deemed
    representative of interest                    27,597          25,053

Preferred Stock Charge:
  Preferred stock dividends                            -           4,028
  Pre-tax preferred dividends                          -           6,197